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EXHIBIT 21.1

TransWestern Publishing Company LLC Subsidiaries:


  NAME OF SUBSIDIARY                     STATE OR OTHER JURISDICTION OF     NAMES UNDER WHICH SUCH
                                         INCORPORATION OR ORGANIZATION      SUBSIDIARY DOES BUSINESS
  -------------------------------------  --------------------------------   ------------------------------------
  TWP Capital Corp. II                             Delaware                             n/a
  -------------------------------------  --------------------------------   ------------------------------------

  Target Directories of Michigan, Inc.             Delaware                 Target Directories of Michigan, Inc.
  -------------------------------------  --------------------------------   ------------------------------------